UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement

On June 4, 2015, S&W Seed Company (the "Registrant") entered into a Collaboration Agreement ("Collaboration Agreement") with Calyxt, Inc. ("Calyxt"). The purpose of the Collaboration Agreement is to research, develop and commercialize genome-modified alfalfa products.

Under the Collaboration Agreement, Calyxt will use its gene editing technologies to introduce certain identified traits into certain of the Registrant's alfalfa elite lines. The parties have initially identified four traits (the "Traits") to be pursued in this program.

The following is a brief description of the material terms of the Collaboration Agreement:

  Calyxt is responsible for all costs incurred by it related to the research and development of the genome-modified alfalfa products, and the Registrant is responsible for all costs incurred by it related to the breeding and variety development of the products. The parties will share equally the costs of submitting, obtaining and maintaining regulatory or governmental approvals.

  The Collaboration Agreement establishes a joint steering committee responsible for, among other things, monitoring the research program and product commercialization decisions. If the committee approves a product for commercialization, the Collaboration Agreement provides a framework for the negotiation of a separate product commercialization agreement that will be based on certain predefined principles as set forth in the Collaboration Agreement relating to sharing of costs, allocation of territories and royalty payments.

  Calyxt retains its intellectual property with respect to its preexisting technology and will own any intellectual property generated in the performance of the research program relating to the Traits and/or nucleases and uses thereof and the cell and molecular biology methods used to generate, screen and isolate any resulting cell. The Registrant retains its intellectual property and ownership of its germplasm and will own any intellectual property generated in the performance of the research program related to unmodified alfalfa germplasm. The parties will co-own the genome-modified alfalfa products developed in the program.

  The Collaboration Agreement expires as of the later of 20 years or the expiration of the last Product Commercialization Agreement, subject to certain earlier termination events, including the right of either party to terminate for convenience on three months' prior notice prior to the commercialization of any product developed in the program. In the event the Registrant exercises its right to terminate for convenience, Calyxt has certain rights to continue development and commercialization of genome-modified alfalfa products developed in the program. Registrant will be paid a per pound royalty for sales of any such products after Calyxt recovers specified research and development costs. The Registrant does not have a corresponding post-termination right.

  The Collaboration Agreement provides a three year exclusivity period that restricts each party's ability to enter into any collaboration with third parties for the development of non-transgenic alfalfa elite lines using targeted gene editing technologies to introduce genetic modifications of endogenous genes and which comprise the Traits for use as human food and animal feed sources or as fuel sources.

  The Collaboration Agreement also contains mutual warranties, mutual indemnification provisions and, subject to those indemnification provisions, a provision equally allocating between the parties all losses from third party claims for product liability related to the Products

The Registrant does not have any material relationship with Calyxt, other than with respect to the Collaboration Agreement.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which will be filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ending June 30, 2015.

Item 8.01    Other Events

On June 9, 2015, the Registrant issued a press release titled "S&W Seed Company and Calyxt, Inc. Announce Alfalfa Seed Collaboration," a copy of which is furnished as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release of S&W Seed Company, dated June 9, 2015

Exhibit 99.1 hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, as amended, made after the date hereof, such information shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: June 9, 2015

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of S&W Seed Company dated June 9, 2015

Exhibit 99.1 hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, as amended, made after the date hereof, such information shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.